Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated August 22, 2003, except for Note 12, which is as of October 10, 2003 relating to the consolidated financial statements of DDS Technologies USA, Inc. (formerly Fishtheworld Holdings, Inc.) and Subsidiary, and to the reference to our Firm under the caption “Experts” in the Prospectus.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
November 12, 2003